                                                                      Exhibit 11

                       GATEFIELD CORPORATION
                 COMPUTATION OF EARNINGS PER SHARE
                            (unaudited)



                                                                THREE MONTHS ENDED        NINE MONTHS ENDED
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                           SEPTEMBER 30,            SEPTEMBER 30,
--------------------------------------------------------------------------------------------------------------
                                                                1997         1996         1997          1996
Loss attributable to ordinary stockholders                   $ (4,345)    $(11,366)    $(11,830)     $(20,322)
Preferred Stock Dividend (see Note 4)                             (76)           -          (76)            -
                                                             --------     --------     --------      --------
                                                             $ (4,421)    $(11,366)    $(11,906)     $(20,322)
                                                             --------     --------     --------      --------
                                                             --------     --------     --------      --------

Net loss per share                                           $  (0.13)    $  (0.56)    $  (0.42)     $  (1.01)
                                                             --------     --------     --------      --------
                                                             --------     --------     --------      --------
Weighted average shares outstanding                            32,884       20,404       28,460        20,083
                                                             --------     --------     --------      --------
                                                             --------     --------     --------      --------

See Note 5 of Notes to Condensed Consolidated Financial Statements.

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